Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-165897 and No. 333-162990, both on Form S-8, of our reports dated March 9, 2011, relating to the consolidated financial statements of Vitamin Shoppe, Inc. and Subsidiary, and the effectiveness of Vitamin Shoppe, Inc. and Subsidiary’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Vitamin Shoppe, Inc. and Subsidiary for the year ended December 25, 2010.

DELOITTE & TOUCHE LLP

March 9, 2011